Exhibit 1.1

SENDAS DISTRIBUIDORA S.A.

Common Shares (including in the form of ADSs)

________

International Underwriting and Placement Facilitation Agreement

November 29, 2022

Itau BBA USA Securities, Inc.,
Banco BTG Pactual S.A. – Cayman Branch,
J.P Morgan Securities LLC, as representatives of the several International Underwriters and International Placement Agents named in Schedule II hereto (the “Representatives”)

c/o Itau BBA USA Securities, Inc.
540 Madison Avenue, 24th Floor
New York, New York 10022

c/o Banco BTG Pactual S.A. – Cayman Branch
601 Lexington Avenue, 57th floor
New York, New York 10022

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
United States of America

Ladies and Gentlemen:

Certain shareholders named in Schedule I attached hereto (the “Selling Shareholders”) of Sendas Distribuidora S.A., a corporation (sociedade por ações) (the “Company”) organized under the laws of Brazil (“Brazil”), agree, subject to the terms and conditions stated in this agreement (this “Agreement”), to (i) sell to the several International Underwriters named in Schedule II hereto (the “International Underwriters”), severally and not jointly, an aggregate of 2,000,000 common shares, without par value, of the Company in the form of 400,000 American Depositary Shares, each American Depositary Share representing five common shares, without par value, of the Company and (ii) place with the International Placement Agents (as defined below) named in Schedule II hereto, Shares (as defined below), without par value, of the Company, outside Brazil, including the United States.

The respective amounts of the American Depositary Shares to be so purchased by the several International Underwriters are set forth opposite their names on Schedule III hereto. The aggregate of 400,000 American Depositary Shares to be sold by the Selling Shareholders are herein called the “ADSs”. The common shares of the Company represented by the ADSs are hereinafter referred to as the “Underlying Shares.”

The ADSs purchased by the International Underwriters, if any, will be issued by JPMorgan Chase Bank N.A. (the “ADS Depositary”) and may be evidenced by American Depositary Receipts (“ADRs”) pursuant to the Deposit Agreement, dated as of February 19, 2021, as amended on August 16, 2021 (the “ADS Deposit Agreement”), among the Company, the ADS Depositary, and all holders and beneficial owners of the ADSs issued thereunder.

In addition to any ADSs sold pursuant to this Agreement, the Selling Shareholders and the Company are concurrently entering into a certain Contrato de Colocação, Coordenação e Garantia Firme de Liquidação de Ações Ordinárias de Emissão da Sendas Distribuidora S.A. (the “Brazilian Placement Agreement”) dated the date hereof, among the Company, Banco Itaú BBA S.A., Banco BTG Pactual S.A., Banco J.P. Morgan S.A., Banco Bradesco BBI S.A., Banco Safra S.A. and Banco Santander (Brasil) S.A. (collectively, the “Brazilian Placement Agents”) and the Selling Shareholders, providing for the sale by the Selling Shareholders of an aggregate of 138,800,000 common shares, without par value, of the Company (the “Shares”). The Shares and the Underlying Shares are referred to collectively herein as the “Common Shares.” The Common Shares and the ADSs are referred to collectively herein as the “Securities.” For the avoidance of doubt and except where the context requires otherwise, all references to the Common Shares shall also be to Common Shares in the form of ADSs.

In connection with the offer, sale and placement of the Shares pursuant to the Brazilian Placement Agreement, the Company and the Selling Shareholders have prepared a Portuguese-language Memorando Preliminar da Oferta Pública com Esforços Restritos de Distribuição Secundária de Ações Ordinárias de Emissão da Sendas Distribuidora S.A., dated November 28, 2022, which incorporates by reference the Formulário de Referência of the Company, to be distributed in connection with the offer, sale and placement of the Shares in Brazil (the “Preliminary Brazilian Offering Memorandum”), a Portuguese language Brazilian Memorando Definitivo da Oferta Pública com Esforços Restritos de Distribuição Secundária de Ações Ordinárias de Emissão da Sendas Distribuidora S.A., dated as of the date hereof, which incorporates by reference the Formulário de Referência of the Company, to be distributed in connection with the offer, sale and placement of the Shares in Brazil (the “Final Brazilian Offering Memorandum” and, together with the Preliminary Brazilian Offering Memorandum, each a “Brazilian Offering Memorandum” and, together, the “Brazilian Offering Memoranda”).

Each of the Company and the Selling Shareholders understands that the Brazilian Placement Agents have appointed Itau BBA USA Securities, Inc., BTG Pactual US Capital, LLC, J.P. Morgan Securities LLC, Bradesco Securities, Inc., Safra Securities LLC and Santander Investment Securities Inc. (collectively, the “International Placement Agents”), as represented by the Representatives, as their placement agents for the facilitation of the placement of the Shares outside Brazil, including the United States. The Shares purchased by investors not residing in Brazil will be placed outside Brazil by the International Placement Agents and will be settled in Brazil and paid for in Brazilian reais and their offer is being placed by the Brazilian Placement Agents pursuant to the Brazilian Placement Agreement. The parties hereto understand and agree that the rights, representations, warranties, obligations, covenants and indemnities of this Agreement made or owed to the International Underwriters by the Company and the Selling Shareholders shall also inure to, be for the benefit of and may be relied upon by the International Placement Agents in the context of their placement of the Shares outside of Brazil. Each of BTG Pactual US Capital LLC, Safra Securities LLC and Bradesco Securities, Inc. is executing this Agreement solely in its capacity as International Placement Agent (represented by the Representatives), not as International Underwriter, that is not participating in the offering and sale of ADSs (other than in the case of BTG Pactual US Capital LLC and Bradesco Securities, Inc., as agents for the sales of ADSs in the United States, if any, by Banco BTG Pactual S.A. – Cayman Branch and Banco Bradesco BBI S.A., respectively, as further described below). However, for the avoidance of doubt and notwithstanding anything herein to the contrary, Safra Securities LLC will only offer and place Shares (and not ADSs) outside of Brazil, including the United States, on behalf of Banco Safra S.A., and it will not underwrite, offer or sell any ADSs or Shares as part of the International Offering.

The Company acknowledges and agrees that the International Underwriters and the International Placement Agents may offer and sell Shares to or through any affiliate of an International Underwriter or International Placement Agent.

It is further understood that investors residing outside Brazil may purchase the Shares if they comply with the registration requirements established by the Brazilian Monetary Council (Conselho Monetário Nacional), the Brazilian Securities Commission (Comissão de Valores Mobiliários, the “CVM”) and the Brazilian Central Bank (Banco Central do Brasil, the “Central Bank”), each as applicable. The Shares are offered, sold and placed by the Brazilian Placement Agents to persons in Brazil pursuant to the Brazilian Placement Agreement without registration with the CVM, in accordance with CVM Instruction No. 476, dated January 16, 2009, as amended (“CVM Instruction No. 476”).

The offering of the ADSs by the International Underwriters, if any, and the placement of the Shares to persons outside of Brazil by the International Placement Agents are referred to collectively herein as the “International Offering.” The offering of Shares by the Brazilian Placement Agents to persons in Brazil is referred to herein as the “Brazilian Offering.” The International Offering and the Brazilian Offering are referred to collectively herein as the “Global Offering.”

The several International Underwriters and the Brazilian Placement Agents are, simultaneously herewith, entering into an intersyndicate agreement between their respective syndicates, dated the date hereof which provides for, among other things, the allocation and transfer for the purpose of resale or placement, as applicable, of the Securities, including in the form of ADSs, outside of Brazil, and Shares offered in Brazil.

To the extent that: (i) Banco BTG Pactual S.A. – Cayman Branch intends to sell ADSs or Shares in the United States, it will do so only through BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law; and (ii) Banco Bradesco BBI S.A. intends to sell ADSs or Shares in the United States, it will do so only through Bradesco Securities, Inc. or one or more U.S. registered broker-dealers, or otherwise as permitted by applicable U.S. law.

1. The Company represents and warrants to, and agrees with, each of the International Underwriters and International Placement Agents that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form F-3 (File No. 333-268567) in respect of the Common Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Common Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 11(c));

(c) For the purposes of this Agreement, the “Applicable Time” is 8:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule IV(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time did not, and as of the Time of Delivery (as defined in Section 5(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such or any other documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule IV(c) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) A registration statement on Form F-6 (File No. 333- 252850) in respect of the ADSs has been filed with the Commission; such registration statement, in the form heretofore delivered to the Representatives, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been, to the Company’s knowledge, initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto and documents incorporated by reference therein, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) Each of the Registration Statement, the Pricing Prospectus and the Prospectus does not omit any material information about the Company that is included in each of the Brazilian Preliminary Offering Memorandum and the Brazilian Final Offering Memorandum, as the case may be, except in each case for the differences in form pursuant to reporting requirements applicable to each of the Brazilian Preliminary Offering Memorandum and the Brazilian Final Offering Memorandum;

(h) The Company has not, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental action, administrative proceeding, arbitration, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company, in each case otherwise than as set forth or contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Registration Statement, the Pricing Prospectus and the Prospectus or long-term debt of the Company or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, prospects, management, financial position, stockholders’ equity or results of operations of the Company, or (ii) the ability of the Company or any of the Selling Shareholders, as the case may be, to perform their respective obligations under this Agreement, including the sale of the ADSs or the placement of the Shares outside of Brazil, or to consummate the transactions contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus;

(i) The Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, charges, encumbrances and defects, except such liens, charges, encumbrances and defects as (i) do not materially affect the value thereof or materially interfere with the use made or to be made thereof by them and (ii) do not cause, and could not reasonably be expected to have, a Material Adverse Effect; and the Company holds all leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them;

(j) The Company is (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the Company has no subsidiaries;

(k) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the capital stock contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(l) Upon due and authorized issuance by the ADS Depositary of the ADSs against deposit of the Underlying Shares, as may be evidenced by ADRs, in accordance with the provisions of the ADS Deposit Agreement and upon payment by the International Underwriters for the ADSs in accordance with the provisions of this Agreement, such ADSs will (i) be duly and validly issued, and the persons in whose names the ADSs or ADRs, as applicable, are registered will be entitled to the rights specified therein and in the ADS Deposit Agreement, and (ii) will conform to the description of the ADSs described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(m) The Common Shares, including the Underlying Shares and the Shares to be placed by the International Placement Agents, have been duly and validly authorized, are fully paid and non-assessable and issued in compliance with all applicable securities laws without violation of any preemptive right, resale right, right of first refusal or similar right, and will conform to the description of the shares of common stock of the Company contained in the Registration Statement, the Pricing Prospectus and the Prospectus; the Underlying Shares offered by the Company may be freely deposited by the Company with the ADS Depositary against issuance of ADSs, as may be evidenced by ADRs;

(n) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the headings (x) “Description of Common Shares and American Depositary Shares” and “Risk Factors—Risks Relating to Our Common Shares and the Common ADSs” and (y) “Item 10. Additional Information – B. Memorandum and Articles of Association” of the Company’s Annual Report on Form 20-F for the year ended December 31, 2021 (the “Form 20-F”), (i) no person has the right, contractual or otherwise, to cause the Company to sell to it any shares of any capital stock or other equity interests of the Company, and (ii) no person has any preemptive rights, resale rights, co-sale or rights of first refusal, options, warrants, or other rights to purchase, or convert or exchange any securities for any shares of any capital stock or other equity interests of the Company;

(o) The Company has been duly registered with the CVM as a category “A” publicly-traded corporation (as defined in CVM Resolution No. 80, of March 29, 2022), the shares of common stock issued by the Company are listed and admitted for trading on the Novo Mercado segment of the B3; and there are no restrictions on subsequent transfers of the Securities under the laws of Brazil and of the United States, other than as described in the Registration Statement, the Pricing Prospectus and the Prospectus under the headings “Description of Common Shares and American Depositary Shares” and “Item 10. Additional Information – B. Memorandum and Articles of Association” of the Form 20-F, and CVM Instruction No. 476, and the Company has not received any notice of any proceedings relating to the delisting of the shares of common stock of the Company from such segment of the B3;

(p) The execution and delivery by the Company of this Agreement and the Brazilian Placement Agreement, compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, note, permit, contract, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the estatuto social, certificate of incorporation or by-laws (or other applicable organizational document) of the Company or (C) any statute or any judgment, order, rule or regulation (including any statute, judgment, order, rule or regulation) of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of this clause (C) for such violations that would not, individually or in the aggregate, have a Material Adverse Effect;

(q) No consent, approval, authorization, or order of, or filing or registration with, any U.S. or Brazilian person (including any governmental agency, body, court, stock exchange or regulatory commission) having jurisdiction over the Company is required to be obtained or made by the Company for the execution, delivery and performance by the Company of each of the Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated by each of the Transaction Documents, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer, sale and placement of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement including under Annex II to Resolution No. 4,373 of September 29, 2014, as amended, of the Conselho Monetário Nacional, (iii) maintenance of the Company’s registration with the CVM as a category “A” publicly traded company (companhia aberta) (emissor de valores mobiliários – categoria “A” da CVM), (iv) from the Central Bank, the CVM and the B3 relating to any payment of the fees, commissions and expenses contemplated by this Agreement or the Brazilian Placement Agreement, (v) by the CVM, relating to the filing with the CVM of the Comunicado de Início da Oferta and the Comunicado de Encerramento da Oferta, pursuant to Articles 7º-A and 8º, respectively, of CVM Instruction No. 476, (vi) in connection with the registration with Associação Brasileira das Entidades dos Mercados Financeiro e de Capitais (“ANBIMA”) relating to the offering of the Common Shares, (vii) for the registration of the Securities under the Securities Act, (viii) by the B3 relating to the maintenance of the authorization for listing and trading of the shares of common stock of the Company on the B3 and on the Novo Mercado segment of the B3, and maintenance of the Company’s adherence to the rules of the Novo Mercado segment of the B3, and (ix) approval of the listing of the ADSs on the New York Stock Exchange, all of which have been obtained or will be duly obtained prior to the Time of Delivery (as defined herein), except for (A) subclause (ii) regarding the Comunicado de Encerramento da Oferta, which, pursuant to Section 8º of CVM Instruction No. 476, shall be filed with CVM within five days from the Time of Delivery and (B) approvals mentioned in subclause (iv) above, which shall only be obtained in the event any such amounts are paid abroad;

(r) The Company is not (i) in violation of its estatuto social, certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, permit, contract, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(s) The statements set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under (i) the headings “Description of Common Shares and American Depositary Shares” and “Description of Common Shares and Common American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares or the ADSs, respectively, (ii) under the heading “Taxation”, and (iii) under the heading “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(t) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “Item 8.A. – Consolidated Statements and Other Financial Information” of the Form 20-F, there are no pending actions, suits, proceedings inquiry or investigation (“Actions”) against or affecting the Company, or against or affecting any of its directors, officers, assets or properties before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Company or any such other persons, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company’s knowledge, no such Actions are threatened or contemplated; there are no current or pending Actions that are required under the Act to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(u) The Company is not and, after giving effect to the offering, sale and placement of the Securities, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v) Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement under the heading “Taxation–Material U.S. Federal Income Tax Consequences,” the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2021, and does not expect to be a “passive foreign investment company” in the current year or the foreseeable future;

(w) (A) (i) At the time of filing the Registration Statement, and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), as applicable, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(x) (i) Deloitte Touche Tohmatsu Auditores Independentes (“Deloitte”), the Company’s current independent registered public accounting firm, has performed a limited review of the Company’s unaudited interim condensed financial statements as of September 30, 2022 and for the nine-month period ended September 30, 2022, and (ii) Ernst & Young Auditores Independentes S.S. (“EY” and, together with Deloitte, the “Independent Auditors”), the Company’s predecessor independent auditor, has (a) audited the consolidated financial statements of the Company as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, as indicated in its report which is incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, (b) audited the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2021 as indicated in its report which is incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus and which concludes, among other things, that the Company did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness, and (c) reviewed the unaudited interim condensed consolidated financial statements of the Company as of September 30, 2021 and for the nine-month period ended September 30, 2021. The Independent Auditors have prepared their respective reports with respect to the applicable financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus. The Independent Auditors are independent registered public accounting firms as required by the Act and the rules and regulations of the Commission thereunder and pursuant to all applicable laws and regulations in Brazil including those established by the Brazilian Federal Accounting Council - Conselho Federal de Contabilidade;

(y) (v) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the headings (x) “Presentation of Financial and Other Information—Internal Controls over Financial Reporting” and (y) “Item 15. Controls and Procedures” of the Form 20-F, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with applicable accounting rules and standards and to maintain accountability for assets, (iii) access to assets of the Company is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the headings (x) “Presentation of Financial and Other Information—Internal Controls over Financial Reporting” and (y) “Item 15. Controls and Procedures” of the Form 20-F, the Company is not aware of any material weakness or significant deficiency in its internal controls over financial reporting;

(z) Since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus or the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(aa) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the headings (x) “Presentation of Financial and Other Information—Internal Controls over Financial Reporting” and (y) “Item 15. Controls and Procedures” of the Form 20-F, such disclosure controls and procedures are effective;

(bb) Neither the Company, nor any director or officer of the Company, nor to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company (other than the International Underwriters, the Brazilian Placement Agents, their affiliates or any person associated with or acting on behalf of any of the foregoing, as to whom the Company makes no representation or warranty) has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment using corporate funds; or (iii) violated or is in violation of any provision of Brazilian anti-bribery or anti-corruption law (including but not limited to Brazilian Anti-Corruption Law No. 12,846 dated August 1st, 2013, as amended, or Decree No. 11,129, dated July 11, 2022) or regulation regarding illegal payments or corrupt practices, the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, in each case, to the extent applicable, or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company and its subsidiaries, if any, have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein;

(cc) The operations of the Company and its subsidiaries, if any, have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, Brazilian Law No. 9,613, dated March 3, 1998, as amended, and, to the extent applicable, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company conducts or conducted business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator impacting the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(dd) Neither the Company, nor any director or officer of the Company, nor to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company (other than the International Underwriters, the Brazilian Placement Agents, their affiliates or any person associated with or acting on behalf of any of the foregoing, as to whom the Company makes no representation or warranty) is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Jurisdiction”); the Company is not engaged in, and the Company and, as applicable, its subsidiaries, at any time in the past five years, were not engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction;

(ee) The audited consolidated financial statements of the Company and, as applicable, its subsidiaries (the “Consolidated Group”) as of December 31, 2021, 2020 and 2019 and for the years then ended, together with the related notes, included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Prospectus, were prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IASB”), consistently applied throughout the periods involved (except as otherwise noted therein), and present fairly, in all material respects, the financial position of the Company and, as applicable, the Consolidated Group as of the dates indicated, and their statements of operations and comprehensive income, changes in shareholders’ equity and cash flows. The unaudited interim condensed financial statements of the Company as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021, together with the related notes, included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Prospectus, were prepared in accordance with International Accounting Standard (IAS) 34 – Interim Financial Reporting of the IASB consistently applied throughout the periods involved (except as otherwise noted therein), and present fairly, in all material respects, the financial position of the Company as of the dates indicated, and its statements of operations and comprehensive income, changes in shareholders’ equity and cash flows. The Company does not have any contingent obligations, liabilities for taxes or any other outstanding obligations or liabilities, fixed or contingent, which are material in the aggregate, except as disclosed in such financial statements or the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “Item 8.A. – Consolidated Statements and Other Financial Information” of the Form 20-F. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(ff) The Company owns, possesses, has license to or, to the Company’s best knowledge, after due inquiry, can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, trade secrets, brands, inventions, know-how and other intellectual property, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted by them, and the expected expiration of any such Intellectual Property Rights that the Company expects to expire would not, individually or in the aggregate, have a Material Adverse Effect. (i) Except for licenses granted in the ordinary course of business, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company (the foregoing, for the avoidance of doubt, shall only be interpreted as a representation as to the validity or enforceability of any such Intellectual Property Rights as limited to the Company’s knowledge); (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or, to the Company’s knowledge, third parties of any of the Intellectual Property Rights of the Company; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to, or the violation of any of the terms of the licenses to, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company in its business has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company in violation of the rights of any persons, except in each case covered by clauses (i) – (vi) such as would not, if determined adversely to the Company, individually or in the aggregate, have a Material Adverse Effect;

(gg) The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company, as currently conducted, to the Company’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company has implemented and maintains reasonable controls, policies, procedures, and safeguards to maintain and protect its confidential information, and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) used in connection with its business taken as a whole), and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company is in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(hh) (i) The Company has not been found guilty of, or is engaged in, working conditions analogous to slavery or forced labor, prostitution or child labor practice, as defined in the Brazilian legislation and in each jurisdiction where the Company operates; (ii) the Company is not engaged in any illegal labor practice; (iii) (A) there is no illegal labor practice complaint pending or, to the Company’s knowledge, threatened or contemplated against the Company, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage is pending or, to the Company’s knowledge, threatened or contemplated against the Company and (C) no union representation dispute currently exists, or is pending or, to the Company’s knowledge, threatened, concerning the employees of the Company; and (iv) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any Brazilian federal, state or local law or any foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of the Company; except in each of the foregoing clauses (ii), (iii) and (iv) that if determined adversely to the Company would not individually or in the aggregate have a Material Adverse Effect;

(ii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(jj) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(kk) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(ll) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(mm) The Company possesses, and is in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses, concessions, authorizations and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the Pricing Prospectus and the Prospectus to be conducted by it and has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect;

(nn) All returns, reports or filings which ought to have been made by or in respect of the Company and, as applicable, any subsidiaries for taxation purposes have been made, or appropriate extensions for such returns, reports or filings have been obtained, and to the best of the Company’s knowledge all such returns are up to date, correct and on a proper basis and are not the subject of any material dispute with the relevant revenue or other appropriate authorities, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any present circumstances likely to give rise to any such material dispute. The Company reasonably believes that the provisions for income tax included in its financial statements have been calculated on a proper basis in respect of all accounting periods ended on or before the accounting reference date to which the financial statements relate for which the Company was then or might at any time thereafter become or have become liable. To date, the Company is not aware of any tax deficiency which has arisen or has been asserted against the Company that would be considered material in the context of the Global Offering;

(oo) The Company is not in violation of any applicable federal, state, local or international law, rule, regulation, judgment, decree, decision or order relating to the use, disposal or release of any hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any action, suit or claim relating to any environmental laws, which violation, contamination, liability, action, suit, demand or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending, or to the best of the Company’s knowledge, threatened investigation which might lead to such an action, suit, demand or claim that would individually or in the aggregate have a Material Adverse Effect;

(pp) The Company is insured against such losses and risks and in such amounts as customary for the businesses in which it is engaged and the geographic regions in which it does business; (ii) the insurance policies referenced in (i) above are in full force and effect; (iii) the Company is in compliance with the terms of such policies and instruments in all material respects and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; (iv) the Company has not been refused any insurance coverage sought or applied for; and (v) the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a reasonable cost; except in respect of each of the foregoing subclauses (ii) to (v), as would not have a Material Adverse Effect;

(qq) Except for this Agreement and the Brazilian Placement Agreement, there are no contracts, agreements (whether written or oral) or understandings between the Company and any person that would give rise to a valid claim against the Company or any International Underwriter, International Placement Agent or Brazilian Placement Agent (or any of their affiliates) for a brokerage commission, finder’s fee or other like payment in connection with the offering, sale or placement of the Securities or any of the transactions contemplated herein and in the Brazilian Placement Agreement;

(rr) No person has the right to require the Company to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, and the sale of the ADSs and the placement of the Shares hereunder;

(ss) No relationship, direct or indirect, exists between or among the Company, including the joint venture disclosed in the Company’s audited consolidated financial statements, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, including the joint venture disclosed in the Company’s audited consolidated financial statements, on the other, that is required by the Securities Act to be described in each of the Registration Statement, the Pricing Prospectus and the Prospectus and that is not so described in such documents and in each of the Registration Statement, the Pricing Prospectus and the Prospectus;

(tt) None of (i) the holders of the ADSs or Shares placed outside Brazil that are not residents of Brazil, (ii) the International Underwriters or International Placement Agents or (iii) the ADS Depositary will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil on an overall income basis solely by the execution, delivery, performance or enforcement of the Transaction Documents or the sale or placement of the Securities, as applicable, or by virtue of the ownership or transfer of the Securities or the receipt of payments pursuant to any of the Transaction Documents;

(uu) The Company has no reason to believe that any of the provisions of the Transaction Documents are or would be deemed to be against Brazilian national sovereignty or public policy or to violate the dignity of the human person;

(vv) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act;

(ww) The Company has not sold, issued or distributed any of its common shares during the six-month period preceding the date hereof, including any sales pursuant to Section 4(a)(2) or Rule 144A under, or Regulation D or S of, the Securities Act, other than common shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xx) Each of the Transaction Documents to which the Company is a party, has been duly authorized, executed and delivered by the Company, and when duly executed and delivered in accordance with its terms by each of the parties thereto, each constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(yy) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the International Underwriters or International Placement Agents in Brazil or to any taxing authority thereof or therein, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the sale or placement and delivery of the Securities in the manner contemplated by this Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus or (iii) the sale or placement and delivery by the International Underwriters and the International Placement Agents, as applicable, of the Securities as contemplated herein and in the Registration Statement, the Pricing Prospectus and the Prospectus, except for taxes payable by the Brazilian Placement Agents, the International Underwriters and the International Placement Agents and other financial institutions that may participate in the Global Offering relating to reimbursement expenses, fees and commissions they will receive with respect to the offering and sale or placement, as applicable, of the Securities; provided that any document subsequently brought into Brazil, for enforcement purposes, may be subject to Brazilian court fees and costs related to the sworn translation and registration of this Agreement with the appropriate registry of deeds and documents in Brazil;

(zz) Neither the Company nor any of its properties or assets has immunity under Brazilian, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 23 of this Agreement, waived, and it will waive such right to the extent permitted by law;

(aaa) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Brazil, without reconsideration or reexamination of the merits;

(bbb) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil, provided that (i) these laws as interpreted are not found to contravene Brazilian public policy, national sovereignty, good morals and human dignity; (ii) the contractual language is clear that the New York courts have exclusive jurisdiction; (iii) the contract is deemed international by Brazilian courts; (iv) the clause relating to the submission of the Company to an exclusive jurisdiction is not deemed abusive by Brazilian courts; and (v) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom. Subject to the restrictions described under the heading “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus, Brazilian courts have exclusive jurisdiction over matters involving: (a) bankruptcy, insolvency, liquidation, reorganization, moratorium, judicial recovery (recuperação judicial) or extrajudicial recovery (recuperação extrajudicial) or other similar laws affecting creditors’ rights generally, (b) certain credits, such as costs related to proceedings (i.e., trustees’ fees), credits granted to the Company after filing of judicial recovery (recuperação judicial), labor claims, secured credits by fiduciary or in rem guarantees up to the value of the secured assets, social security and tax claims (except for tax penalties) and other claims that benefit from special or general privileges or statutorily preferred claims, (c) the potential unavailability of specific performance, summary judgment (processo executivo) or injunctive relief, (d) concepts of materiality, reasonableness, good faith, public policy and fair dealing, and (e) other laws of general application relating to or affecting the rights of creditors generally, including (without limitation) fraudulent conveyance. The Company has the power to submit, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over the Company;

(ccc) The indemnification and contribution provisions set forth in Section 11 hereof do not contravene Brazilian law or public policy;

(ddd) (i) There are no limitations under Brazilian law on the rights of holders of Securities to hold or vote or transfer their respective Securities, (ii) no approvals are currently required in Brazil (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends, interest attributable to shareholders’ equity or other distributions declared by the Company to the holders of the Securities, including the ADS Depositary (with respect to the Underlying Shares), (iii) all dividends declared and payable may be paid in reais exchangeable into U.S. dollars to the ADS Depositary free and clear of any tax, duty, withholding or deduction imposed by or in Brazil and (iv) interest attributable to shareholders’ equity (juros sobre o capital próprio) declared and payable may be paid in reais exchangeable into U.S. dollars to the ADS Depositary in situations where the amount payable will be subject to income tax withholding imposed in Brazil;

(eee) Except as described in or expressly contemplated by each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings (x) “Risk Factors—Risks relating to Our Common Shares and the Common ADSs” and (y) “Item 10. Additional Information – D. Exchange Controls” of the Form 20-F, any amounts payable with respect to the Common Shares (including Underlying Shares represented by ADSs) (i) upon liquidation of the Company or upon redemption thereof and (ii) in the form of dividends, interest attributable to shareholders’ equity or other distributions declared and payable on the Common Shares (including Underlying Shares represented by ADSs) shall be paid by the Company in Brazilian reais that may be converted into foreign currency and freely transferred out of Brazil, as long as the investment in respect of the Securities is duly registered with the Central Bank and, if applicable, the CVM. Except as described in or expressly contemplated by each of the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “Taxation,” no such payments made to holders who are non-residents of Brazil are subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein, and all such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and may be paid in reais that may be converted into another currency and freely transferred out of Brazil, without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein; and

(fff) Any holder of the Securities and each International Underwriter and International Placement Agent are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Brazil may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

In addition, any certificate signed by any officer of the Company and required to be delivered to the International Underwriters, the Brazilian Placement Agents, or their respective counsel at the Time of Delivery pursuant to Section 10 hereof in connection with the offering of the Securities, shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to the International Underwriters and the Brazilian Placement Agents.

2. Each of the Selling Shareholders represents and warrants to, and agrees with, severally and not jointly, each of the International Underwriters and International Placement Agents that:

(a) The Pricing Disclosure Package, as of the Applicable Time did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Preliminary Prospectus, Issuer Free Writing Prospectus and Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus, Preliminary Prospectus and Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(b) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The ADS Registration Statement, in the form heretofore delivered to the Representatives, has been declared effective by the Commission in such form; no other document with respect to the ADS Registration Statement has heretofore been filed with the Commission; and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects, to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) Each of the Registration Statement, the Pricing Prospectus and the Prospectus do not omit any material information related to the Company that is included in each of the Brazilian Preliminary Offering Memorandum and the Brazilian Final Offering Memorandum, as the case may be, except in each case for the differences in form pursuant to reporting requirements applicable to each of the Brazilian Preliminary Offering Memorandum and the Brazilian Final Offering Memorandum;

(f) Such Selling Shareholder is not prompted by any material information concerning the Company that is not disclosed in the Registration Statement, Pricing Prospectus and the Prospectus to sell its Securities pursuant to this Agreement;

(g) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct; such Selling Shareholder is familiar with the Registration Statement, the Pricing Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus that has had, or may have, individually or in the aggregate, a Material Adverse Effect on the Company;

(h) Each Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(i) Such Selling Shareholder has, and immediately prior to the Time of Delivery (as defined below) such Selling Shareholder will have, good and valid title to the Securities to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Securities and payment therefor pursuant hereto (including the due and authorized issuance by the ADS Depositary of the ADSs, as may be evidenced by ADRs, against deposit of the Underlying Shares to be sold by such Selling Shareholder in respect thereof in accordance with the provisions of the ADS Deposit Agreement), good and valid title to such Securities, free and clear of all rights of any third-party, pledges, liens, security interests, charges, claims or encumbrances of any kind, will pass to the several International Underwriters and the initial purchasers thereof (in the case of the ADSs and Underlying Shares) or the subscribers thereof (in the case of the Shares); there are no restrictions on subsequent transfers of the Securities to be sold by such Selling Shareholder, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “Description of Common Shares and American Depositary Shares” and “Item 10. Additional Information – B. Memorandum and Articles of Association” of the Form 20-F; and the Underlying Shares to be sold by such Selling Shareholder may be freely deposited by such Selling Shareholder with the ADS Depositary against issuance of ADSs, as may be evidenced by ADRs;

(j) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or its affiliates to facilitate the sale, placement or resale of the Securities, and such Selling Shareholder has not issued and will not issue, without the prior consent of the Representatives, any stabilization announcement relating to the proposed offering of Securities;

(k) The execution and delivery by such Selling Shareholder of this Agreement and the Brazilian Placement Agreement, compliance by such Selling Shareholder with this Agreement, the sale, placement and delivery of the Securities by such Selling Shareholder and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, note, permit, contract, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the estatuto social, certificate of incorporation or by-laws (or other applicable organizational document) of such Selling Shareholder, or (C) any statute or any judgment, order, rule or regulation (including any statute, judgment, order, rule or regulation) of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties.

(l) Such Selling Shareholder is not (i) in violation of its estatuto social, certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, permit, contract, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(m) Such Selling Shareholder has full right, power and authority to enter into and perform its obligations under this Agreement and to sell, assign, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder;

(n) Each of the Transaction Documents to which such Selling Shareholder is a party, has been duly authorized, executed and delivered by such Selling Shareholder, and when duly executed and delivered in accordance with its terms by each of the parties thereto, each constitutes a valid and legally binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(o) There are no legal or governmental actions, suits, arbitrations or proceedings pending to which such Selling Shareholder is a party which, if determined adversely to such Selling Shareholder, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material to the rights of holders of the Securities;

(p) Except for this Agreement and the Brazilian Placement Agreement, there are no contracts, agreements (whether written or oral) or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder, the Company or any International Underwriter, International Placement Agent or Brazilian Placement Agent (or any of their subsidiaries) for a brokerage commission, finder’s fee or other like payment in connection with the offering, sale or placement of the Securities or any of the transactions contemplated herein and in the Brazilian Placement Agreement;

(q) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading (x) “Description of Common Shares and American Depositary Shares” and “Risk Factors—Risks Relating to Our Common Shares and the Common ADSs” and (y) “Item 10. Additional Information – B. Memorandum and Articles of Association” of the Form 20-F, (i) no person has the right, contractual or otherwise, to cause such Selling Shareholder to sell to it any shares of any capital stock or other equity interests of the Company owned by such Selling Shareholder, including any of the Securities owned by such Selling Shareholder, and (ii) no person has any preemptive rights, resale rights, co-sale or rights of first refusal, options, warrants, or other rights to purchase, or convert or exchange any securities for any shares of any capital stock or other equity interests of the Company owned by such Selling Shareholder, including any of the Securities, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the sale or placement of the Securities as contemplated pursuant to this Agreement or otherwise. Such Selling Shareholder has no options, warrants or other rights to purchase, or rights to convert any securities for shares of capital stock of or ownership interests in the Company, including the Securities;

(r) Such Selling Shareholder has not sold common shares of the Company during the six-month period preceding the date hereof, including any sales pursuant to Section 4(a)(2) or Rule 144A under, or Regulation D or S of, the Securities Act. Such Selling Shareholder has not entered nor will enter into any contractual arrangement with respect to the distribution of the Securities, except for this Agreement and the Brazilian Placement Agreement;

(s) Neither such Selling Shareholder, nor any director, officer or employee of such Selling Shareholder nor, to the knowledge of such Selling Shareholder, any agent, affiliate or other person associated with or acting on behalf of such Selling Shareholder (other than the International Underwriters, the Brazilian Placement Agents, their affiliates or any person associated with or acting on behalf of any of the foregoing, as to whom the Selling Shareholder makes no representation or warranty) is (i) currently the subject or the target of any Sanctions, (ii) located, organized, or resident in a Sanctioned Jurisdiction; such Selling Shareholder is not engaged in, or, at any time in the past five years, has engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction;

(t) The operations of such Selling Shareholder are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, Brazilian Law No. 9,613, dated March 3, 1998, as amended the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which such Selling Shareholder conducts business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (the “Selling Shareholder Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder with respect to the Selling Shareholder Money Laundering Laws is pending or, to the knowledge of such Selling Shareholder, threatened;

(u) Neither such Selling Shareholder, nor any director, officer or employee of such Selling Shareholder nor, to the knowledge of such Selling Shareholder, any agent, or other person associated with or acting on behalf of such Selling Shareholder (other than the International Underwriters, the Brazilian Placement Agents, their affiliates or any person associated with or acting on behalf of any of the foregoing, as to whom the Selling Shareholder makes no representation or warranty) has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment from corporate funds; or (iii) violated or is in violation of any Anti-Corruption Laws applicable to such Selling Shareholder; such Selling Shareholder has conducted its businesses in compliance with Anti-Corruption Laws applicable to such Selling Shareholder; neither such Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the Global Offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(v) Neither such Selling Shareholder, nor its properties or assets has immunity under Brazilian, Dutch, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Brazilian, Dutch, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that such Selling Shareholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, such Selling Shareholder has, pursuant to Section 23 of this Agreement, waived, and it will waive such right to the extent permitted by law;

(w) No consent, approval, authorization, or order of, or filing or registration with, any U.S., Brazilian or Dutch person (including any governmental agency, body, court, stock exchange or regulatory commission) is required to be obtained or made by such Selling Shareholder for the execution, delivery and performance by such Selling Shareholder of each of the Transaction Documents to which such Selling Shareholder is a party, the sale and placement, as applicable, of each of the ADSs and Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated by each of the Transaction Documents, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer, sale and placement of the Securities, (ii) from the Central Bank, the CVM and the B3 relating to any payment of the fees, commissions and expenses contemplated by this Agreement or the Brazilian Placement Agreement, (iii) in connection with the registration with ANBIMA relating to the offering of the Common Shares, (iv) for the registration of the Securities under the Securities Act, (v) by the B3 relating to the maintenance of the authorization for listing and trading of the shares of common stock of the Company on the Novo Mercado segment of the B3, (vi) the filing of the minutes of the corporate acts of Wilkes Participações S.A. (“Wilkes”) related to the offering of the Securities before the Junta Comercial do Estado de São Paulo (“JUCESP”) and publication in the “Folha de São Paulo” newspaper and (vii) the approval of the listing of the ADSs on the New York Stock Exchange, all of which have been obtained or will be duly obtained, prior to the Time of Delivery; and except for clause (vi) in respect of Wilkes only which must be presented for filing as required by applicable law within 30 days after the date of such corporate acts (and refiled within 30 days after any requirement letter issued by the JUCESP) in order to be valid with respect to third parties and have retroactive effect in relation to the purchase and distribution of the Securities by the International Underwriters and the International Placement Agents;

(x) No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the International Underwriters or International Placement Agents in Brazil or to any taxing authority thereof or therein, the United States or any political subdivision or taxing authority thereof or the Netherlands or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the sale or placement and delivery of the Securities in the manner contemplated by this Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus or (iii) the sale or placement and delivery by the International Underwriters and the International Placement Agents, as applicable, of the Securities as contemplated herein and in the Registration Statement, the Pricing Prospectus and the Prospectus, except for taxes payable by the Brazilian Placement Agents, the International Underwriters and the International Placement Agents and other financial institutions that may participate in the Global Offering relating to reimbursement expenses and fees and commissions they will receive with respect to the offering and sale or placement, as applicable, of the Securities; provided that any document subsequently brought into Brazil or the Netherlands, for enforcement purposes, may be subject to, respectively, Brazilian or Dutch court fees and costs related to the sworn translation and registration of this Agreement with the appropriate registry of deeds and documents in Brazil or the Netherlands, as applicable;

(y) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Shareholder based upon this Agreement would be declared enforceable against such Selling Shareholder by the courts of Brazil and the Netherlands, as the case may be, without reconsideration or reexamination of the merits; provided that the conditions described under the caption “Enforceability of Civil Liabilities” of the Registration Statement, the Pricing Prospectus and the Prospectus are fulfilled;

(z) (i) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Brazil and will be honored by the courts of Brazil, provided that with respect to the courts of Brazil, (1) these laws as interpreted are not found to contravene Brazilian public policy, national sovereignty, good morals and human dignity; (2) the contractual language is clear that the New York courts have exclusive jurisdiction; (3) the contract is deemed international by Brazilian courts; (4) the clause relating to the submission of such Selling Shareholder to an exclusive jurisdiction is not deemed abusive by Brazilian courts; and (5) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom; and (ii) the choice of laws of the State of New York as the governing law of this Agreement is recognized under the laws of the Netherlands and accordingly, the enforceability of those obligations is determined under Dutch law by reference to the laws of the State of New York, provided that, a court in the Netherlands may (1) apply overriding mandatory provisions of Dutch law and the law of the country where the obligations arising out of the agreement have to be or have been performed, in so far as those overriding mandatory provisions render the performance of the agreement unlawful, (2) refuse application of a provision of the chosen law if application thereof is manifestly incompatible with the public policy (“ordre public”) of the Netherlands or the European Union and (3) in relation to the manner of performance of an agreement and the steps to be taken in the event of defective performance, have regard to the law of the country where performance of the agreement takes place. Subject to the restrictions described under the heading “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Prospectus and the Prospectus, Brazilian courts have exclusive jurisdiction over matters involving: (a) bankruptcy, insolvency, liquidation, reorganization, moratorium, judicial recovery (recuperação judicial) or extrajudicial recovery (recuperação extrajudicial) or other similar laws affecting creditors’ rights generally, (b) certain credits, such as costs related to proceedings (i.e., trustees’ fees), credits granted to the Company after filing of judicial recovery (recuperação judicial), labor claims, secured credits by fiduciary or in rem guarantees up to the value of the secured assets, social security and tax claims (except for tax penalties) and other claims that benefit from special or general privileges or statutorily preferred claims, (c) the potential unavailability of specific performance, summary judgment (processo executivo) or injunctive relief, (d) concepts of materiality, reasonableness, good faith, public policy and fair dealing, and (e) other laws of general application relating to or affecting the rights of creditors generally, including (without limitation) fraudulent conveyance. Such Selling Shareholder has the power to submit, and pursuant to Section 22 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Service of process effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Brazilian law is concerned, to confer valid personal jurisdiction over such Selling Shareholder;

(aa) Such Selling Shareholder has no reason to believe that the indemnification and contribution provisions set forth in Section 11 hereof contravene Dutch or Brazilian law, as the case may be, or public policy;

(bb) Any holder of the Securities and each International Underwriter and International Placement Agent are each entitled to sue such Selling Shareholder as plaintiff (i) in the case of Wilkes Participações S.A. and Helicco Participações Ltda., in Brazil for the enforcement of their respective rights under this Agreement and the Securities and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Brazil may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant and (ii) in the case of Geant International B.V., the Netherlands, subject to the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus under the heading “Difficulties of Enforcing Civil Liabilities Against Non-U.S. Persons—Enforcement of Civil Liabilities in the Netherlands;” and

(cc) Except for the Issuer Free Writing Prospectuses, if any, identified as such in Schedule IV hereto, and the broadly available road show, if any, identified as such in Schedule IV hereto furnished to the International Underwriters before first use, such Selling Shareholder has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

3. Subject to the terms and conditions herein set forth, each of the Selling Shareholders agrees, severally and not jointly, as and to the extent indicated in Schedule III hereto, to sell or cause to be sold, to the several International Underwriters, the ADSs as provided in this Agreement, and (i) each International Underwriter, on the basis of the representations, warranties and agreements set forth herein agrees, severally and not jointly, to purchase from each of the Selling Shareholders, at a purchase price per ADS of $17.5454, the number of ADSs, if any (to be adjusted by you so as to eliminate fractional shares) and (ii) each International Placement Agent, on the basis of the representations and warranties and agreements set forth herein, agrees to place a portion of the Shares outside of Brazil.

4. Upon the authorization by you of the release of the Securities, the several International Underwriters and International Placement Agents propose to offer the Securities for sale and/or placement, upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

5. (a) The ADSs to be purchased by each International Underwriter hereunder, if any, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to each of the Selling Shareholders shall be delivered by or on behalf of the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such International Underwriter, against payment by or on behalf of such International Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the relevant Selling Shareholder to the Representatives at least forty-eight hours in advance. The form of ADRs evidencing the ADSs and the Underlying Shares will be made available for checking and packaging by the Representatives at least twenty-four hours prior to the Time of Delivery (as defined below). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on December 2, 2022 or such other time and date as the Representatives and the Selling Shareholders may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross-receipt for the ADSs and any additional documents requested by the International Underwriters or International Placement Agents pursuant to Section 10(u) hereof, will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001 (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

(c) Payments with respect to the Shares placed by the International Placement Agents outside Brazil will be made pursuant to the provisions of the Brazilian Placement Agreement.

With respect to all or any portion of the ADSs, the Representatives, on behalf of the International Underwriters and for the purpose of effecting reallocations of ADSs and Shares, may elect to have such ADSs (in the form of Common Shares) delivered to the Brazilian Placement Agents. Notice of such election shall be given by the Representatives to the Selling Shareholders at least two business days prior to the Time of Delivery.

With respect to all or any portion of the Shares, the Brazilian Placement Agents for purpose of effecting reallocations of ADSs and Shares may elect to have such Shares (in the form of ADSs) delivered to the International Underwriters. Notice of such election shall be given by the Representatives to the Company at least two business days prior to the Time of Delivery.

6. The Company agrees with each of the International Underwriters and International Placement Agents:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act and to file any free writing prospectus to the extent required by Rule 433 under the Act; to advise you promptly of any proposal to amend or supplement the ADS Registration Statement, the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery and will not effect such amendment or supplement without your consent, such consent not to be unreasonably withheld or delayed; to advise you, promptly after it receives notice thereof, of the time when any amendment to the ADS Registration Statement or the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the ADS Registration Statement or the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering, sale or placement in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the ADS Registration Statement or the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the lifting of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the ADS Registration Statement or the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales or placement of the Securities by the International Underwriters and the International Placement Agents, as applicable (references herein to the ADS Registration Statement and the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form reasonably satisfactory to you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus that is not reasonably satisfactory to you promptly after reasonable notice thereof;

(c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering, sale or placement under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time until the Time of Delivery, to furnish the International Underwriters and International Placement Agents with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering, sale or placement of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and promptly file with the Commission, at its own expense, such document and to furnish without charge to each International Underwriter or each International Placement Agent and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any International Underwriter or any International Placement Agent is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such International Underwriter or any International Placement Agent, to prepare and deliver to such International Underwriter or International Placement Agent as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company, including, if applicable at such time, any subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)   For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report required to be filed under cover of Form 20-F (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company including, if applicable at such time, any consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders summary financial information of the Company, including if applicable at such time, any consolidated subsidiaries for such quarter in reasonable detail; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Representatives at the time furnished or filed with the Commission;

(i)    During a period of three years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to the Representatives at the time furnished or filed with the Commission. If at any time within three years of the date of this Agreement the Company ceases to be subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act to file reports with the Commission on EDGAR, the Company shall furnish to the International Underwriters and the International Placement Agents, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; provided that the Company may satisfy the requirements of this paragraph by posting any such information on its website;

(g) To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(h) To cause the Selling Shareholders to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) To use its reasonable best efforts to (1) maintain the listing of the Common Shares on the Novo Mercado segment of the B3 and (2) maintain the registration of the Company with the CVM for a period of two years from the Time of Delivery;

(j) To give the Representatives notice of the Company’s intention to make any filing pursuant to the Exchange Act from the Applicable Time to the Time of Delivery, to furnish the Representatives with copies of any such documents prior to such proposed filing and to consider in good faith comments regarding any such document from the Representatives or counsel for the Representatives;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Eastern Time, on the date of this Agreement, and the Company shall, at the time of such a filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(l) To promptly notify the Representatives if the Company ceases to be a “foreign private issuer” as defined in Rule 405 under the Act at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) the Time of Delivery;

(m) Upon request of any International Underwriter or any International Placement Agent, to furnish, or cause to be furnished, to such International Underwriter or such International Placement Agent an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such International Underwriter or such International Placement Agent for the purpose of facilitating the on-line offering of the Securities (the “Company Offering License”); provided, however, that the Company Offering License shall be used solely for the purpose described above, is granted without any fee, may not be assigned or transferred and complies with the Company’s internal public disclosure guidelines; and

(n) To maintain, for a period of at least seven years following the date hereof, an agent in the City of New York, State of New York, with powers to receive service of process in any suit or proceeding based on or arising under this Agreement in each New York state and United States federal court sitting in the City of New York.

7. Each of the Selling Shareholders agrees, severally and not jointly, with each of the International Underwriters:

(a) To not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(b) To pay the required Commission filing fees relating to the Securities to be sold and/or placed by the Selling Shareholder, within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(c) To not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, agent, advisor, investor or otherwise) of Sanctions or could result in the imposition of Sanctions.

(d) To indemnify and hold harmless the International Underwriters and International Placement Agents against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale or placement of the Securities by such Selling Shareholder to the International Underwriters and International Placement Agents and on the execution and delivery of this Agreement. All payments to be made by such Selling Shareholder hereunder shall be made without withholding or deduction for or on account of any present or future Dutch or Brazilian taxes, duties or governmental charges whatsoever unless such Selling Shareholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, such Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made; provided, however, that no such additional amounts shall be payable to an International Underwriter or International Placement Agent (i) to the extent such International Underwriter or International Placement Agent is subject to such taxes, duties or charges by reason of any present or former connection between such International Underwriter or International Placement Agent and the applicable taxing jurisdiction, otherwise than solely from the execution of the Transaction Documents or the receipt of payments hereunder or thereunder; or (ii) on account of any tax, duty or governmental charge that would not have been imposed but for the failure by such International Underwriter or International Placement Agent to provide such information or documentation reasonably requested by the Selling Shareholder that was required to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with any taxing jurisdiction of such International Underwriter or International Placement Agent, if compliance by such International Underwriter or International Placement Agent with such certification, identification or other reporting requirements was required by the applicable taxing jurisdiction as a precondition to exemption from, or reduction in the rate of, such tax, duty or governmental charge.

(e) To maintain, for a period of at least seven years following the date hereof, an agent in the City of New York, State of New York, with powers to receive service of process in any suit or proceeding based on or arising under this Agreement in each New York state and United States federal court sitting in the City of New York.

8.

(a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each International Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule IV(a) or Schedule IV(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) Each of the Company and the Selling Shareholders agree that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company and the Selling Shareholders will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each International Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information; and

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act (and, in the case of any investor that is headquartered or resident in Brazil, that are professional investors, as defined in article 11 of CVM Resolution No. 30, of May 11, 2021); and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule IV(d) hereto; and the Company reconfirms that the International Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications.

9. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholders, jointly and severally, covenant and agree with the Company and the several International Underwriters and International Placement Agents that the Selling Shareholders will pay or cause to be paid all expenses incident to the performance of its own or the Company’s obligations under this Agreement, including the following: (i) the fees, disbursements and expenses of the Company’s counsels and accountants (including those related to services necessary for issuing the comfort letters by the Independent Auditors), the Selling Shareholders’ counsels and the International Underwriter’s counsels in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the ADS Registration Statement, the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the International Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale, placement and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering, sale and placement under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the International Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the International Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities, including the cost of printing certificates representing the Shares; (vii) the cost and charges of any transfer agent or registrar or depositary; (viii) all costs and expenses related to the transfer and delivery of the Underlying Shares to the International Underwriters and the Shares to the International Placement Agents, including any transfer or other similar taxes payable thereon; (ix) the costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Selling Shareholders, travel and lodging expenses of the representatives and officers of the Company and any such consultants; (x) all expenses in connection with any offer, sale or placement of the Securities outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the International Placement Agents in connection with offers, sales and placements outside of the United States; and (xi) all other costs and expenses (including taxes) incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

10. The obligations of the International Underwriters and International Placement Agents hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each of the Company and the Selling Shareholders herein are, at and as of the Applicable time and the Time of Delivery, true and correct, the condition that each of the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the ADS Registration Statement or the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the ADS Registration Statement or the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the International Underwriters and International Placement Agents, shall have furnished to you such written opinion or opinions and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Lefosse Advogados, Brazilian counsel for the International Underwriters, shall have furnished to you such written opinion or opinions and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) White & Case LLP, U.S. counsel for the Company and the Selling Shareholders, shall have furnished to you their written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you;

(e) Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel for the Company and Selling Shareholders shall have furnished to you their written opinion and negative assurance letter, each dated the Time of Delivery, in form and substance satisfactory to you;

(f) NautaDutilh N.V., Dutch counsel for Geant International B.V., shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(g) Ziegler, Ziegler & Associates LLP, U.S. counsel to the ADS Depositary, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(h) The Representatives of the International Underwriters and the International Placement Agents shall have received (i) from Deloitte, the current independent auditors, comfort letters dated, respectively, as of the date of this Agreement and each respective dates of delivery thereof, in form and substance satisfactory to you, concerning the financial information with respect to the Company set forth in the Registration Statement, the Pricing Prospectus and the Prospectus; provided that the comfort letter furnished by Deloitte used on each respective dates of delivery thereof shall use a “cut-off date” no more than three business days prior to the relevant date; and (ii) from EY, the predecessor independent auditors, a comfort letter dated as of the date of this Agreement, in form and substance satisfactory to you, concerning the financial information set forth in the Registration Statement, the Pricing Prospectus and the Prospectus;

(i) (i) The Company shall not have sustained since the date of the latest financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental action, administrative proceeding, arbitration, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, prospects, management, financial position, stockholders’ equity or results of operations of the Company, or (y) the ability of the Company or the Selling Shareholders to perform their respective obligations under the Transaction Documents, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(j) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the B3; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange or the B3 or any over the counter market; (iii) a general moratorium on commercial banking activities declared by either Brazilian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, Brazil or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l) The Company shall have complied with the provisions of Section 6(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(m) The ADSs to be sold at the Time of Delivery, if any, shall have been duly listed, admitted and authorized for trading, subject to notice of issuance, on the Exchange and the Company shall have taken no action designed or likely to have the effect of terminating the registration of the ADSs under the Exchange Act or delisting the ADSs from the Exchange, nor shall the Company have received any notification that the Commission or the Exchange is contemplating terminating such registration or listing;

(n) (i) The Company shall have executed and delivered to the International Underwriters and International Placement Agents copies of an agreement of the Company substantially to the effect set forth in Annex I(a) hereto in form and substance satisfactory to you; and (ii) each of the Selling Shareholders shall have executed and delivered to the International Underwriters and International Placement Agents copies of an agreement of each of the Selling Shareholders substantially to the effect set forth in Annex I(b) hereto in form and substance satisfactory to you;

(o) You shall have received at the Time of Delivery:

(i) A certificate of the Company, dated as of the Time of Delivery and signed by one or more executive officers of the Company, in form and substance reasonably satisfactory to you, certifying that, to the knowledge of such officer(s), after reasonable inquiry: (A) the representations and warranties of the Company in this Agreement are true and correct on and as of the Time of Delivery with the same effect as if made at the Time of Delivery; and (B) the Company has complied with all of the agreements and satisfied all of the conditions on its respective part to be performed or satisfied hereunder on or before the Time of Delivery;

(ii) An incumbency certificate of the Company, dated as of the Time of Delivery, signed by two authorized officers of the Company in form and substance reasonably satisfactory to you, certifying on behalf of the Company (A) as to the incumbency of the officers or representatives of the Company signing this Agreement and any other documents delivered hereunder on behalf of the Company and containing specimen signatures thereof; (B) that the bylaws (estatuto social) of the Company, a copy of which shall be attached to such certificate, has not been amended and is in full force and effect; and (C) that the resolutions attached to such certificate adopted by the board of directors of the Company in connection with the International Offering are true, correct and complete;

(iii) A certificate, dated as of the Time of Delivery and signed by one or more officers or attorneys-in-fact of each of the Selling Shareholders, respectively, in form and substance reasonably satisfactory to you, certifying on behalf of such Selling Shareholder that, to the knowledge of such officer(s) or attorney(s)-in-fact, after reasonable inquiry: (A) the representations and warranties of such Selling Shareholder in this Agreement are true and correct on and as of the Time of Delivery with the same effect as if made at the Time of Delivery, and (B) such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its respective part to be performed or satisfied hereunder on or before the Time of Delivery; and;

(iv) An incumbency certificate of each of the Selling Shareholders, dated as of the Time of Delivery, of two authorized officers or attorneys -in-fact of such Selling Shareholder, in form and substance reasonably satisfactory to you, certifying on behalf of such Selling Shareholder (A) as to the incumbency of the officers or representatives of such Selling Shareholder signing this Agreement and any other documents delivered hereunder on behalf of such Selling Shareholder and containing specimen signatures thereof; (B) that the bylaws (estatuto social) (or other applicable organizational document) of such Selling Shareholder, a copy of which will be attached to such certificate, have not been amended and are in full force and effect; and (C) that the resolutions attached to such certificate adopted by the board of directors of such Selling Shareholder in connection with the International Offering are true, correct and complete;

(p) The ADS Deposit Agreement shall be in full force and effect at the Time of Delivery. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Underlying Shares and the issuance of the ADSs in accordance with the ADS Deposit Agreement.

(q) The ADS Depositary shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with its custodian of the Underlying Shares being so deposited against issuance of ADSs, as may be evidenced by ADRs, to be delivered by the Company at the Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADSs, as may be evidenced by ADRs, pursuant to the ADS Deposit Agreement.

(r) The Company shall have appointed Cogency Global Inc. as its authorized service of process agent as set forth in Section 22 of this Agreement and each of the Selling Shareholders shall have appointed Cogency Global Inc. as its authorized service of process agent as set forth in Section 22 of this Agreement.

(s) On or before the Time of Delivery, the Representatives shall have received copies of the minutes of meetings of shareholders, directors or officers of the Company and each of the Selling Shareholders, as applicable, duly authorizing (i) underwriting and/or placement of the Securities by the International Underwriters, International Placement Agents and the Brazilian Placement Agents, as applicable; and (ii) the execution and delivery of any other documents related to the offering and the actions to be taken thereunder.

(t) On or before the Time of Delivery, the Company and each of the Selling Shareholders shall have received all approvals and consents necessary for the (i) underwriting and/or placement of the Securities by the International Underwriters, International Placement Agents and the Brazilian Placement Agents, as applicable, and (ii) execution and delivery and performance of any documents related to the offering.

(u) The Company and each of the Selling Shareholders shall have furnished or caused to be furnished to the International Underwriters and International Placement Agents, at the Time of Delivery, such additional information, certificates, opinions or documents as the Representatives may reasonably request.

(v) The parties to (i) this Agreement, (ii) the lock-up agreements each substantially in the form of Annex I(a) and Annex I(b) hereto delivered to the Representatives on or before the date hereof (collectively, the “Lock-up Agreements”), (iii) the Brazilian Placement Agreement, and (iv) the ADS Deposit Agreement (collectively, the “Transaction Documents”), shall have executed and delivered all such documents, which shall be in full force and effect at the Time of Delivery.

(w) The Selling Shareholders have deposited at or prior to the Time of Delivery, an aggregate of 2,000,000 Underlying Shares with the Depositary, of which no Underlying Shares will be deposited by Wilkes, 2,000,000 Underlying Shares will be deposited by Geant International B.V. and no Underlying Shares will be deposited by Helicco Participações Ltda., against the issuance of ADSs.

(x) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, and at the Time of Delivery, the Company’s Chief Financial Officer shall have furnished to you a certificate, dated the respective dates of delivery thereof, in form and substance satisfactory to you.

11. (a) The Company will indemnify and hold harmless each International Underwriter and International Placement Agent, and their respective affiliates, directors, officers and employees and each person, if any, who controls such International Underwriter or International Placement Agent within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including without limitation, taxes, legal fees and other expenses, including expenses caused by exchange rate variations, incurred by any International Underwriter or International Placement Agent in connection with investigating or defending any suit, action or proceeding), joint or several, to which such International Underwriter or such International Placement Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained herein, in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter and International Placement Agent for any documented legal or other expenses reasonably incurred by such International Underwriter or International Placement Agent in connection with investigating or defending any such action or claim, whether judicial, arbitral, regulatory, administrative, pending, threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above, as such expenses are incurred (whether or not the indemnified party is a party thereto); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each of the Selling Shareholders will indemnify and hold harmless each International Underwriter and International Placement Agent, and their affiliates, directors, officers and employees and each person, if any, who controls such International Underwriter or International Placement Agent within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages or liabilities (including without limitation, taxes, legal fees and other expenses, including expenses caused by exchange rate variations, incurred by any International Underwriter or International Placement Agent in connection with investigating or defending any suit, action or proceeding), joint or several, to which such International Underwriter or International Placement Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow˜” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each International Underwriter and International Placement Agent for any legal or other expenses reasonably incurred by such International Underwriter or International Placement Agent in connection with investigating or defending any such action or claim, whether judicial, arbitral, regulatory, administrative, pending, threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above, as such expenses are incurred (whether or not the indemnified party is a party thereto); provided, however, that none of the Selling Shareholders shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information, provided, further, that such Selling Shareholder’s liability pursuant to Section 11(b) shall be limited to the amount equal to the gross proceeds (after deducting discounts but before expenses and taxes payable by such Selling Shareholder) received by such Selling Shareholder from the offering, sale and/or placement of ADSs contemplated hereunder.

(c) Each International Underwriter and International Placement Agent, severally and not jointly, will indemnify and hold harmless the Company, the Company’s directors and officers and the Selling Shareholders only against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and such Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder pursuant to the final decision in relation to any such action or claim as such expenses are incurred. As used in this Agreement with respect to an International Underwriter or International Placement Agent and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such International Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any International Underwriter consists of the following information in the Prospectus furnished on behalf of each International Underwriter: the name of such International Underwriter and/or International Placement Agent appearing in the second and third paragraphs under the heading “Underwriting,” the information contained in the second paragraph under the heading “Underwriting–Discounts, Fees, Commissions and Expenses,” and the information contained in the first and second paragraphs under the heading “Underwriting–Price Stabilization and Short Positions”; provided that the liability of each International Underwriter and each International Placement Agent, pursuant to this Section 11(c), shall in no event exceed the underwriting discounts and commissions (net of taxes) considered in the aggregate received by such International Underwriter or such International Placement Agent (as the case may be) from the offering, sale and/or placement of Securities.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 11 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 11. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying person and the indemnified person shall have mutually agreed to the contrary; (ii) the indemnifying person has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified person; (iii) the indemnified person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying person and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified persons, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11(d), the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of the indemnified party from all liability arising out of such action or claim.

(e) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholders on the one hand and the International Underwriters and the International Placement Agents on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and the International Underwriters and International Placement Agents, severally and not jointly, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Selling Shareholders on the one hand and the International Underwriters and International Placement Agents, severally and not jointly, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses and taxes payable by the Company and the Selling Shareholders (as applicable)) received by the Company and Selling Shareholders bear to the total underwriting discounts and commissions received by the International Underwriters and International Placement Agents, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the International Underwriters and International Placement Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders, the International Underwriters and International Placement Agents agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the International Underwriters and International Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no International Underwriter or International Placement Agent shall be required to contribute any amount in excess of the amount by which (x) the underwriting discounts and commissions (net of taxes and non-reimbursable expenses) received by such International Underwriter or such International Placement Agent (as the case may be) exceeds (y) the amount of any damages which such International Underwriter or such International Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) such Selling Shareholder shall not be required to contribute any amount in excess of the amount by which (x) the net proceeds (after discounts but before deducting expenses and taxes payable by such Selling Shareholder) received by such Selling Shareholder from the offering and sale of its ADSs contemplated hereunder exceeds (y) the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ and International Placement Agents’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 11 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each International Underwriter and International Placement Agent, each person, if any, who controls any International Underwriter or any International Placement Agent within the meaning of the Act and each broker-dealer or other affiliate of any International Underwriter or any International Placement Agent; and the obligations of the International Underwriters and the International Placement Agents under this Section 11 shall be in addition to any liability which the respective International Underwriters or International Placement Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement, the Preliminary Prospectus or the Prospectus as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

12. (a) If any International Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty six hours after such default by any International Underwriter you do not arrange for the purchase of such Securities, then the Company and the Selling Shareholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Securities, or the Company or the Selling Shareholders notify you that it has so arranged for the purchase of such Securities, you or the Company or the Selling Shareholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the ADS Registration Statement, Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the ADS Registration Statement, the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “International Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting International Underwriter or International Underwriters by you, the Company or the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities, then the Selling Shareholders shall have the right to require each non-defaulting International Underwriter to purchase the number of shares which such International Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting International Underwriter to purchase its pro rata share (based on the number of Securities which such International Underwriter agreed to purchase hereunder) of the Securities of such defaulting International Underwriter or International Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting International Underwriter or International Underwriters by you, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting International Underwriters to purchase Securities of a defaulting International Underwriter or International Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting International Underwriter, the Company or the Selling Shareholders, except for the expenses to be borne by the Selling Shareholders and the International Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting International Underwriter from liability for its default.

13. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several International Underwriters and International Placement Agents, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any International Underwriter International Placement Agent or any director, officer, employee, affiliate or controlling person of any International Underwriter or International Placement Agent, or the Company, or any officer or director or controlling person of the Company, or the Selling Shareholders and shall survive delivery of and payment for the Securities.

14. If this Agreement shall be terminated pursuant to Section 12 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any International Underwriter or International Placement Agent except as provided in Sections 9 and 11, as applicable, hereof; but, if for any other reason, the Securities are not delivered by or on behalf of any of the Selling Shareholders as provided herein, the Selling Shareholders will jointly and not severally reimburse the International Underwriters and International Placement Agents through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the International Underwriters and International Placement Agents in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Selling Shareholders shall then be under no further liability to any International Underwriter except as provided in Sections 7 and 9 hereof.

15. In all dealings hereunder, you shall act on behalf of each of the International Underwriters and International Placement Agents, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter or any International Placement Agent made or given by you jointly or by Itau BBA USA Securities, Inc., Banco BTG Pactual S.A. – Cayman Branch and J.P. Morgan Securities LLC on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the International Underwriters or the International Placement Agents shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at (1) Itau BBA USA Securities, Inc., 540, Madison Avenue, 24th Floor, New York, New York 10022, United States, Attention: Chief Compliance Officer, Facsimile: +1 (212) 207-9076; (2) Banco BTG Pactual S.A. – Cayman Branch, 601 Lexington Avenue, 57th Floor, New York, New York 10022, Attention: Legal Department, facsimile: +1 (212) 293-4609; (3) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, United States of America, (fax: +1 (212) 622-6358), Attention: Syndication Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Gabrielle Castelo Branco Helú; and if to the Selling Shareholders shall be delivered or sent by mail, telex or facsimile transmission to the address of the Selling Shareholders set forth in the Registration Statement, Attention: Christopher Welton; provided, however, that any notice to an International Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such International Underwriter or International Placement Agent at its address set forth in its International Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the International Underwriters and International Placement Agents are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the International Underwriters and International Placement Agents to properly identify their respective clients.

16. This Agreement shall be binding upon, and inure solely to the benefit of, the International Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Shareholders or any International Underwriter, or any director, officer, employee, or affiliate of any International Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any International Underwriter or any International Placement Agent shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18. The Company and each of the Selling Shareholders acknowledge and agree, severally and not jointly, that (i) the purchase and sale or placement of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between each of the Selling Shareholders, on the one hand, and the several International Underwriters and International Placement Agents, on the other, (ii) in connection therewith and with the process leading to such transaction each International Underwriter and each International Placement Agent is acting solely as a principal and not the agent or fiduciary of the Company or any of the Selling Shareholders, (iii) no International Underwriter or International Placement Agent has assumed an advisory or fiduciary responsibility in favor of the Company or any of the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such International Underwriter or such International Placement Agent has advised or is currently advising the Company or any of the Selling Shareholders on other matters) or any other obligation to the Company or any of the Selling Shareholders except the obligations expressly set forth in this Agreement, (iv) the Company and the Selling Shareholders have consulted their own respective legal and financial advisors to the extent deemed appropriate, and (v) none of the activities of the International Underwriters or the International Placement Agents in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the International Underwriters or the International Placement Agents with respect to any entity or natural person. Each of the Company and the Selling Shareholders agrees that it will not claim that the International Underwriters, the International Placement Agents or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the Company or the Selling Shareholders, in connection with such transaction or the process leading thereto.

19. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the International Underwriters, or any of them, with respect to the subject matter hereof.

20. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each of the Company and the Selling Shareholders agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company and the Selling Shareholders agrees to submit to the jurisdiction of, and to venue in, such courts.

21. The Company, each of the Selling Shareholders and each of the International Underwriters and International Placement Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Each of the Company and the Selling Shareholders hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Shareholders agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each of the Selling Shareholders, as applicable, and may be enforced in any court to the jurisdiction of which Company and any of the Selling Shareholders, as applicable, is subject by a suit upon such judgment. The Company irrevocably appoints Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, and each of the Selling Shareholders irrevocably appoints Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as their respective authorized agents in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company or such Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Company and the Selling Shareholders hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Shareholders further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect;

23. To the extent that the Company or any of the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Brazil, or any political subdivision thereof, (ii) the Netherlands or any political subdivision thereof, (iii) the United States or the State of New York, (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and such Selling Shareholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

24. The Company and each of the Selling Shareholders agree to indemnify each International Underwriter, each International Placement Agent, each employee, officer and director of each International Underwriter and each International Placement Agent, and each person, if any, who controls any International Underwriter or International Placement Agent within the meaning of the Act and each broker-dealer or other affiliate of any International Underwriter or International Placement Agent, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each of the Selling Shareholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency;

25. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26. Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the International Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

27. The transactions contemplated by this Agreement have been proposed by the International Underwriters and the International Placement Agents to the Company and the Selling Shareholders for the purposes of paragraph 2 of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942, as amended, and for no other purpose or reason whatsoever.

28. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any International Underwriter or International Placement Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such International Underwriter or such International Placement Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any International Underwriter or International Placement Agent that is a Covered Entity or a BHC Act Affiliate of such International Underwriter or International Placement Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such International Underwriter or such International Placement Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the International Underwriters and International Placement Agents, this letter and such acceptance hereof shall constitute a binding agreement between each of the International Underwriters and International Placement Agents, the Company and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the International Underwriters and International Placement Agents is pursuant to the authority set forth in a form of Agreement among International Underwriters and International Placement Agents, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Sendas Distribuidora S.A.

By:	/s/ Daniela Sabbag Papa
	Name:	Daniela Sabbag Papa
	Title:	Chief Financial Officer

By:	/s/ Belmiro de Figueiredo Gomes
	Name:	Belmiro de Figueiredo Gomes
	Title:	Chief Executive Officer

[Sendas Distribuidora S.A. - Signature Page to International Underwriting and Placement Facilitation Agreement]

Very truly yours,

Wilkes Participações S.A.

By:	/s/ Carlos Eduardo Prado
	Name:	Carlos Eduardo Prado
	Title:	Director

By:	/s/ Juan Javier Bordaberry
	Name:	Juan Javier Bordaberry
	Title:	Director

Geant International B.V.

By:	/s/ H. M. Alofs
	Name:	H. M. Alofs
	Title:	Director

Helicco Participações Ltda.

By:	/s/ Carlos Eduardo Prado
	Name:	Carlos Eduardo Prado
	Title:	Director

[Sendas Distribuidora S.A. - Signature Page to International Underwriting and Placement Facilitation Agreement]

Accepted as of the date hereof severally on behalf of themselves in the capacity of International Underwriter and/or International Placement Agent, as specified in Schedule II hereto

Itau BBA USA Securities, Inc.

By:	/s/ Roderick Greenlees
	Name:	Roderick Greenlees
	Title:	Managing Director

By:	/s/ Pedro Garcia
	Name:	Pedro Garcia
	Title:	Managing Director

Banco BTG Pactual S.A. – Cayman Branch

By:	/s/ Kevin Younai
	Name:	Kevin Younai
	Title:	Authorized Signatory

J.P. Morgan Securities LLC

By:	/s/ Marcelo A. Gaiani
	Name:	Marcelo A. Gaiani
	Title:	Managing Director

Banco Bradesco BBI S.A.

By:	/s/ Claudia Bollina Mesquita
	Name:	Claudia Bollina Mesquita
	Title:	Senior Superintendent

By:	/s/ Rafael Nishihara Dotta
	Name:	Rafael Nishihara Dotta
	Title:	Senior Superintendent

Santander Investment Securities Inc.

By:	/s/ Sonia Villela Olinto
	Name:	Sonia Villela Olinto
	Title:	Executive Director

By:	/s/ Mercedes Pacheco
	Name:	Mercedes Pacheco
	Title:	Managing Director

BTG Pactual US Capital, LLC

By:	/s/ Kevin Younai
	Name:	Kevin Younai
	Title:	Authorized Signatory

[Sendas Distribuidora S.A. - Signature Page to International Underwriting and Placement Facilitation Agreement]

Safra Securities LLC

By:	/s/ Mark Grunwald
	Name:	Mark Grunwald
	Title:	President and CEO

By:	/s/ Peter Javier
	Name:	Peter Javier
	Title:	Director

Bradesco Securities, Inc.

By:	/s/ Isabela Behar
	Name:	Isabela Behar
	Title:	CCO

[Sendas Distribuidora S.A. - Signature Page to International Underwriting and Placement Facilitation Agreement]

Schedule I

Selling Shareholders

Wilkes Participações S.A.

Geant International B.V.

Helicco Participações Ltda.

Schedule I

Schedule II

International Underwriters

Itau BBA USA Securities, Inc.

Banco BTG Pactual S.A. – Cayman Branch

J.P. Morgan Securities LLC

Banco Bradesco BBI S.A.

Santander Investment Securities Inc.

International Placement Agents

Itau BBA USA Securities, Inc.

BTG Pactual US Capital, LLC

J.P. Morgan Securities LLC

Bradesco Securities, Inc.

Safra Securities LLC

Santander Investment Securities Inc.

Schedule II

Schedule III

International Underwriter	Total Number of ADSs to be Purchased
Itau BBA USA Securities, Inc.	100,000
Banco BTG Pactual S.A. – Cayman Branch	100,000
J.P. Morgan Securities LLC	100,000
Banco Bradesco BBI S.A.	50,000
Santander Investment Securities Inc.	50,000
Total	400,000

International Placement Agents	Total number of Shares to be sold and placed pursuant to the Brazilian Placement Agreement (a portion of which will be placed by the International Placement Agents outside of Brazil)
Itau BBA USA Securities, Inc.	30,757,601
BTG Pactual US Capital, LLC	30,757,600
J.P. Morgan Securities LLC	30,757,600
Bradesco Securities, Inc.	15,425,733
Safra Securities LLC	15,675,733
Santander Investment Securities Inc.	15,425,733
Total	138,800,000

Selling Shareholder	Total number of ADSs to be sold	Total number of Shares to be sold and placed (a portion of which will be placed by the International Placement Agents outside of Brazil)
Wilkes Participações S.A.	-	126,827,000
Geant International B.V.	400,000	9,065,000
Helicco Participações Ltda.	-	2,908,000
Total	400,000	138,800,000

Schedule III

Schedule IV

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated November 28, 2022

(b)	Additional Documents Incorporated by Reference:

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per ADS is $17.90

The number of ADSs purchased by the International Underwriters is 400,000

The number of Shares to be purchased by the Brazilian Placement Agents, a portion of which will be placed by the International Placement Agents outside of Brazil is 138,800,000

(d)	Written Testing-the-Waters Communications

None

Schedule IV

Schedule V

Name	Address
Sendas Distribuidora S.A.	Av. Aricanduva, No. 5,555, Central Administrativa Assaí, Âncora “E”, Vila Matilde, São Paulo, SP, Brazil, 03527-000
Wilkes Participações S.A.	Av. Brigadeiro Luis Antonio, No. 3,172, 3rd floor, room Wilkes, Jardim Paulista, São Paulo, SP, Brazil 01402-000
Geant International B.V.	Stawinskylann 3051, 1077 ZX, Amsterdam, The Netherlands
Helicco Participações Ltda.	Rua Líbero Badaró, No. 293, 21st floor, cj.21-C, room 17, Centro, São Paulo, SP, Brazil, 01009-907

Schedule V

ANNEX I(a)

FORM OF COMPANY LOCK-UP AGREEMENT

November     , 2022

LOCK-UP AGREEMENT

Itau BBA USA Securities, Inc.
540 Madison Avenue, 24th Floor
New York, New York 10022
United States of America

Banco BTG Pactual S.A. – Cayman Branch
601 Lexington Avenue, 57th floor
New York, New York 10022
United States of America

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
United States of America

Ladies and Gentlemen:

Sendas Distribuidora S.A., a corporation (sociedade por ações) organized under the laws of Brazil (the “Company”), understands that you, as representatives of the International Underwriters and the International Placement Agents (the “Representatives”), propose to enter into an International Underwriting and Placement Facilitation Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholders (as defined in the Underwriting Agreement) providing for the public offering (the “International Offering”) by the International Underwriters of common shares of the Company in the form of American Depositary Shares (the “ADSs”), each representing five common shares of the Company (the “Underlying Shares”). In addition, in connection with a Brazilian Placement Agreement, among the Company, the Selling Shareholders and the Brazilian Placement Agents named therein (the “Brazilian Placement Agents”), relating to the sale of common shares of the Company (the “Shares” and, together with the Underlying Shares, the “Common Shares”) pursuant to CVM Instruction No. 476, dated January 16, 2009, as amended in Brazil (together with the International Offering, the “Global Offering”), the Company understands that the International Placement Agents expect to act as agents to the Brazilian Placement Agents for the facilitation of the placement of Shares outside Brazil. The ADSs and the Common Shares are collectively referred to as the “Securities.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration for the International Placement Agents’ agreement to facilitate the placement of the Shares and the International Underwriters’ agreement to purchase and conduct the International Offering of the Shares, in the form of ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, without the prior written consent of Itau BBA USA Securities, Inc. (“Itau BBA”), on behalf of the International Underwriters and the International Placement Agents, the Company hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the Company agrees not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Securities Act relating to, any Securities, common shares, preferred shares or ADSs of the Company or any other similar securities of the Company or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities of the Company, including, but not limited to, any options or warrants to purchase such securities (the “Locked-up Securities”) or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Locked-up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Locked-up Securities, in cash or otherwise.

ANNEX I(a)-1

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the Pricing Disclosure Package used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become parties.

The foregoing restrictions shall not apply to:

A.	the issuance by the Company of Locked-up Securities pursuant to the exercise of options or other equity awards, in each case outstanding on or prior to the date hereof and described in each of the Pricing Prospectus and Prospectus;

B.	grants of options or other equity awards to employees, officers, directors and key executives of the Company pursuant to the terms of an equity compensation plan described in the Pricing Prospectus;

C.	the issuance by the Company of Locked-up Securities in connection with (x) the acquisition by the Company of the securities or business of one or more persons or entities (including any assumption of employee benefit plans or equity incentive plans by the Company in connection with any such acquisition, and any issuance of securities pursuant to any such assumed plan), or (y) the establishment of any new joint ventures and other strategic partnerships of the Company; provided, that the aggregate number of Locked-up Securities that the Company may sell or issue or agree to sell or issue pursuant to this clause (C) shall not exceed 5% of the total number of Common Shares outstanding as of the date hereof; provided that in the case of clause (C), the Company shall cause each recipient of such Securities to execute and deliver to the Representatives a lock-up letter substantially in the form of Annex I(b) hereto covering such Securities for the remainder of the Lock-Up Period (as defined in such lock-up letter) to the extent such Securities held by such person are not otherwise bound by a lock-up letter in the form attached as Annex I(b) hereto;

D.	the filing of any registration statement(s) on Form S-8 relating to the securities (or the shares underlying such securities) granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus and the Prospectus; or

E.	a transfer by the Company with the prior written consent of Itau BBA.

In furtherance of the foregoing, the Company agrees and consents to the entry into of stop transfer instructions on Locked-up Securities with the Company’s custodian, depositary or transfer agent and registrar, as the case may be, which the Company agrees it will not waive or amend without the prior written consent of Itau BBA, in its sole discretion. The foregoing shall not restrict the Company from establishing a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares of the Company, provided that (i) such plan does not provide for the transfer of common shares of the Company during the Lock-Up Period and (ii) neither the Company nor its representatives shall effect any public filing or report regarding the establishment of the trading plan.

This Lock-Up Agreement shall be binding on the Company and its successors and assigns.

This Lock-Up Agreement shall automatically terminate, and the Company will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the date on which the Company files an application to withdraw the Registration Statement with the SEC, (b) the date on which Itau BBA advises the Company in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Global Offering, (c) termination of the Underwriting Agreement before the closing of the Global Offering, or (d) December 10, 2022, in the event that the Underwriting Agreement has not been executed by that date.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

ANNEX I(a)-2

ANNEX I(b)

FORM OF SELLING SHAREHOLDER LOCK-UP AGREEMENT

November      , 2022

LOCK-UP AGREEMENT

Itau BBA USA Securities, Inc.
540 Madison Avenue, 24th Floor
New York, New York 10022
United States of America

Banco BTG Pactual S.A. – Cayman Branch
601 Lexington Avenue, 57th floor
New York, New York 10022
United States of America

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
United States of America

Dear Ladies and Gentlemen:

The undersigned understands that you, as representatives of the International Underwriters and International Placement Agents (“the “Representatives”), propose to enter into an International Underwriting and Placement Facilitation Agreement (the “Underwriting Agreement”) with Sendas Distribuidora S.A., a corporation (sociedade por ações) organized under the laws of Brazil (the “Company”), and the Selling Shareholders (as defined in the Underwriting Agreement), providing for the public offering (the “International Offering”) of common shares of the Company in the form of American Depositary Shares (the “ADSs”), each representing five common shares of the Company (the “Underlying Shares”). In addition, in connection with a Brazilian Placement Agreement, among the Company, the Selling Shareholders and the Brazilian Placement Agents named therein (the “Brazilian Placement Agents”), relating to the sale of common shares of the Company (the “Shares” and, together with the Underlying Shares, the “Common Shares”) pursuant to CVM Instruction No. 476, dated January 16, 2009, as amended in Brazil (together with the International Offering, the “Global Offering”), the Company understands that the International Placement Agents expect to act as agents to the Brazilian Placement Agents for the facilitation of the placement of Shares outside Brazil. The ADSs and the Common Shares are collectively referred to as the “Securities.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration for the International Placement Agents’ agreement to facilitate the placement of the Shares and the International Underwriters’ agreement to purchase and conduct the International Offering of the Shares, in the form of ADSs, and for other good and valuable consideration receipt of which is hereby acknowledged, without the prior written consent of Itau BBA USA Securities, Inc. (“Itau BBA”), on behalf of the International Underwriters and the International Placement Agents, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, and will not cause any direct or indirect affiliate to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities, common shares, preferred shares or ADSs of the Company or any other similar securities of the Company or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities of the Company, including, but not limited to, any options or warrants to purchase such securities (the “Locked-up Securities”), or enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Locked-up Securities, whether any such aforementioned transaction is to be settled by delivery of Locked-up Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement. In addition, the undersigned agrees that, without the prior written consent of Itau BBA, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Locked-up Securities.

ANNEX I(b)-1

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the Pricing Disclosure Package used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are parties. Any Securities acquired by the undersigned in the open market after the publication of the Comunicação de Encerramento da Oferta, pursuant to article 8 of the CVM Instruction No. 476, will not be subject to this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Locked-up Securities:

(i) to be offered by the undersigned pursuant to the Underwriting Agreement and the Brazilian Placement Agreement, as applicable;

(ii) in connection with the pledge, hypothecation or other granting of a security interest in Locked-up Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit to the extent the aggregate principal amounts of the applicable loans, advances, or extensions of credit for such shareholder does not exceed US$5 million;

(iii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company, and the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of at least 50% of the total voting shares of the Company or the surviving entity (a “Change of Control Transaction”); provided, if such Change of Control Transaction is not completed, the undersigned’s Locked-Up Securities shall remain subject to the terms of this Lock-Up Agreement;

(iv) to any of its subsidiaries or Affiliates, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement;

(v)  by operation of law, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Agreement; or

(vi) with the prior written consent of Itau BBA.

provided that in the case of any transfer or distribution pursuant to clause (i), (ii), (iv), or (v), no filing under the Exchange Act reporting a reduction in beneficial ownership of Securities shall be voluntarily made in connection with such transfer during the Lock-Up Period (other than a required filing on Schedule 13D or Schedule 13G (or an amendment thereto)), and, if required, any such filing under the Exchange Act shall clearly indicate in the footnotes thereto the nature and conditions of such transfer.

In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares or ADSs, provided that (i) such plan does not provide for the transfer of Common Shares or ADSs during the Lock-Up Period and (ii) neither the Company nor the undersigned shall effect any public filing or report regarding the establishment of the trading plan.

The restrictions of this Lock-Up Agreement shall apply to any issuer-directed Securities acquired by the undersigned in the public offering pursuant to the Company’s directed share program, if any.

In furtherance of the foregoing, the Company and its transfer agent, registrar and depositary are hereby authorized to decline to make any transfer of Locked-up Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall automatically terminate, and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the date on which the Company files an application to withdraw the Registration Statement with the SEC, (b) the date on which Itau BBA advises the Company in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Global Offering or (c) termination of the Underwriting Agreement before the closing of the Global Offering, or (d) December 10, 2022, in the event that the Underwriting Agreement has not been executed by that date.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

ANNEX I(b)-2